Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

Dated as of August 25, 2020

Supplementing that Certain

INDENTURE

Dated as of August 25, 2020

Among

KKR GROUP FINANCE CO. VIII LLC,

THE GUARANTOR PARTIES HERETO

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

3.500% Senior Notes due 2050

i

ii

This First Supplemental Indenture, dated as of August 25, 2020 (the “First Supplemental Indenture”), among KKR Group Finance Co. VIII LLC, a limited liability company duly organized and existing under the laws of the State of Delaware, having its principal office at 9 West 57th Street, Suite 4200, New York, New York 10019 (the “Company”), the Guarantors party hereto (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as Trustee under the Base Indenture (as hereinafter defined) and hereunder (the “Trustee”), supplements that certain Indenture, dated as of August 25, 2020, among the Company, the Guarantors named therein and the Trustee (the “Base Indenture” and subject to Section 1.04 hereof, together with this First Supplemental Indenture, the “Indenture”).

RECITALS OF THE COMPANY

The Company and the Guarantors have heretofore executed and delivered to the Trustee the Base Indenture providing for the issuance from time to time of one or more series of the Company’s senior unsecured debt securities (herein and in the Base Indenture called the “Securities”), the forms and terms of which are to be determined as set forth in Sections 201 and 301 of the Base Indenture, and the Guarantees thereof by the Guarantors;

Section 901 of the Base Indenture provides, among other things, that the Company, the Guarantors and the Trustee may enter into indentures supplemental to the Base Indenture for, among other things, the purposes of (a) establishing the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Base Indenture and (b) adding to or changing any of the provisions to the Base Indenture in certain circumstances; and

The Company desires to create a series of Securities designated as its “3.500% Senior Notes due 2050” (the “Notes”) pursuant to the terms of this First Supplemental Indenture.

The Company has duly authorized the execution and delivery of this First Supplemental Indenture and the Notes to be issued from time to time, as provided for in the Indenture.

Each Guarantor has duly authorized its Guarantee of the Notes and to provide therefor each Guarantor has duly authorized the execution and delivery of this First Supplemental Indenture.

All things necessary have been done to make this First Supplemental Indenture a valid and legally binding agreement of the Company, in accordance with its terms and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee under the Indenture and duly issued by the Company, the valid and legally binding obligations of the Company.

All things necessary have been done to make the Guarantees, upon execution and delivery of this First Supplemental Indenture, the valid and legally binding obligations of each Guarantor and to make this First Supplemental Indenture a valid and legally binding agreement of each Guarantor, in accordance with its terms.

ARTICLE 1
Issuance of Securities

Section 1.01.          Issuance of Notes; Principal Amount; Maturity; Title.

(a)          On August 25, 2020, the Company shall issue and deliver to the Trustee, and the Trustee shall authenticate, the Initial Notes substantially in the form set forth in Section 3.02 below, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Base Indenture and this First Supplemental Indenture, and with such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the Officer executing such Notes, as evidenced by the execution of such Notes.

(b)          Pursuant to the terms hereof and Sections 201 and 301 of the Base Indenture, the Company hereby creates a series of Securities designated as the “3.500% Senior Notes due 2050” of the Company (as amended or supplemented from time to time, that are issued under the Indenture, including both the Initial Notes and the Additional Notes (as defined below), if any, the “Notes”), which Notes shall be deemed “Securities” for all purposes under the Base Indenture.

(c)          The Initial Notes to be issued pursuant to the Indenture shall be issued and initially limited in aggregate principal amount to $750,000,000 and shall mature on the Stated Maturity, unless the Notes are redeemed prior to that date as described in Article V. The aggregate principal amount of Initial Notes Outstanding at any time may not exceed $750,000,000, except for Notes issued, authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to Sections 304, 305, 306, 906 or 1107 of the Base Indenture and except for any Notes which, pursuant to Section 303 of the Base Indenture, are deemed never to have been authenticated and delivered.

(d)          The Company may without the consent of the Holders, issue additional Notes hereunder as part of the same series and on the same terms and conditions (and having the same Guarantors) and with the same CUSIP, ISIN and Common Code numbers as the Initial Notes initially issued, but may be offered at a different offering price or have a different issue date, initial interest accrual date or initial interest payment date (“Additional Notes”); provided that if any Additional Notes are issued at a price that causes such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the United States Internal Revenue Code of 1986, as amended, and regulations of the United States Department of Treasury thereunder (the “Code”) or if any Additional Notes are not otherwise fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes shall not have the same CUSIP, ISIN or Common Code number as the Initial Notes.

(e)          The Notes shall be issued only in fully registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Section 1.02.          Interest.

(a)          Interest on a Note will accrue at the per annum rate of 3.500%, from and including the date specified on the face of such Note to, but excluding, the date on which the principal thereof is paid, deemed paid, or made available for payment and, in each case, will be paid on the basis of a 360-day year of twelve 30-day months.

(b)          The Company shall pay interest on the Notes semi-annually in arrears on August 25 and February 25 of each year (each, an “Interest Payment Date”), commencing February 25, 2021, provided that the final Interest Payment Date of the Notes shall be August 25, 2050.

(c)          Interest shall be paid on each Interest Payment Date to the registered Holders of the Notes as of the close of business on the Regular Record Date.

(d)          Amounts due on the Stated Maturity or earlier redemption date of the Notes will be payable at the corporate trust office of the Trustee, initially at 500 Ross Street, 12th Floor, Pittsburgh, PA 15262, Attention: Corporate Finance Group, except as otherwise provided in the Notes. The Company shall make payments of principal, premium, interest or Redemption Price in respect of the Notes in book-entry form to DTC in immediately available funds, while disbursement of such payments to owners of beneficial interests in Notes in book-entry form will be made in accordance with the procedures of DTC and its participants in effect from time to time. The Trustee will initially act as Paying Agent for payments with respect to the Notes. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company shall be required to maintain a Paying Agent in each Place of Payment for the Notes. Neither the Company nor the Trustee shall impose any service charge for any transfer or exchange of a Note. However, the Company may require Holders of the Notes to pay any taxes or other governmental charges in connection with a transfer or exchange of Notes. All moneys paid by the Company to a Paying Agent for the payment of principal, premium, interest or Redemption Price on Notes which remain unclaimed at the end of two years after such principal, premium, interest or Redemption Price has become due and payable will be repaid to the Company upon request, and the Holder of such Notes thereafter may look only to the Company for payment thereof.

(e)          If any Interest Payment Date, Stated Maturity, earlier redemption date or repurchase date falls on a day that is not a Business Day in The City of New York, the Company shall make the required payment of principal, premium, interest or Redemption Price with respect to the Notes on the next succeeding Business Day as if it were made on the date payment was due, and no interest will accrue on the amount so payable for the period from and after that Interest Payment Date, Stated Maturity, earlier redemption or repurchase date, as the case may be, to such next succeeding Business Day.

Section 1.03.          Payment.

All payments of principal of, the redemption price (if any) for and interest on the Notes will be payable in U.S. dollars.

Section 1.04.          Relationship with Base Indenture.

The terms and provisions contained in the Base Indenture will constitute, and are hereby expressly made, a part of this First Supplemental Indenture. However, to the extent any provision of the Base Indenture conflicts with the express provisions of this First Supplemental Indenture, the provisions of this First Supplemental Indenture will govern and be controlling.

For purposes of the Notes and this First Supplemental Indenture, the references in Sections 1001 and 1003 of the Base Indenture to “10:00 a.m. (New York City time) on” shall be replaced with “11:00 a.m. (New York City time) on.”

Section 1.05.          Amendments to the Indenture.

(a) the definition of “Business Day” under Section 101 of the Base Indenture shall be amended and restated as follows:

“Business Day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies in New York, New York are authorized or obligated by law, regulation or executive order to close.

ARTICLE 2
Definitions and Other Provisions of General Application

Section 2.01.          Definitions.

For all purposes of this First Supplemental Indenture (except as herein otherwise expressly provided or unless the context of this First Supplemental Indenture otherwise requires):

(a)          any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this First Supplemental Indenture;

(b)          the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(c)          “including” means including without limitation;

(d)          “dollars” and “$” refer to U.S. dollars; and

(e)          unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements and instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture.

The terms defined in this Section 2.01 (except as herein otherwise expressly provided or unless the context of this First Supplemental Indenture otherwise requires) for all purposes of this First Supplemental Indenture and of any indenture supplemental hereto have the respective meanings specified in this Section 2.01. All other terms used in this First Supplemental Indenture that are defined in the Base Indenture, either directly or by reference therein (except as herein otherwise expressly provided or unless the context of this First Supplemental Indenture otherwise requires), have the respective meanings assigned to such terms in the Base Indenture, as in force at the date of this First Supplemental Indenture as originally executed; provided that any term that is defined in both the Base Indenture and this First Supplemental Indenture shall have the meaning assigned to such term in this First Supplemental Indenture.

“Acquisition Termination Event” means either (1) the Merger Agreement is terminated or (2) the Company determines in its reasonable judgment that the Acquisition will not occur.

“Additional Notes” has the meaning specified in Section 1.01(d).

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary or DTC, in each case to the extent applicable to such transaction and as in effect from time to time.

“Below Investment Grade Rating Event” means the rating on the Notes is lowered in respect of a Change of Control and the Notes are rated below Investment Grade by both Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended until the ratings are announced if during such 60 day period the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred     in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Company in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). The Company will request the Rating Agencies to make such confirmation in connection with any Change of Control and shall promptly certify to the Trustee as to whether or not such confirmation has been received or denied.

“Change of Control” means the occurrence of the following:

•
the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the combined assets of the Credit Group taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any successor provision), other than to a Continuing KKR Person; or

•
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision), other than a Continuing KKR Person, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act or any successor provision) of a majority of the controlling interests in (i) KKR & Co. Inc. or (ii) one or more Guarantors that together hold all or substantially all of the assets of the Credit Group taken as whole.

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.

“Close of Business” means 5:00 p.m., New York City time.

“Code” has the meaning specified in Section 1.01(c).

“Commission” means the Securities and Exchange Commission or any successor entity.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed (assuming that the Notes matured on February 25, 2050) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date, the average of the Reference Treasury Dealer Quotations for such redemption date or, if the Independent Investment Banker obtains only one Reference Treasury Dealer Quotation, such Reference Treasury Dealer Quotation.

“Continuing KKR Person” means, immediately prior to and immediately following any relevant date of determination, (i) an individual who (a) is an executive of the KKR Group, (b) devotes substantially all of his or her business and professional time to the activities of the KKR Group and (c) did not become an executive of the KKR Group or begin devoting substantially all of his or her business and professional time to the activities of the KKR Group in contemplation of a Change of Control, or (ii) any Person in which any one or more of such individuals directly or indirectly, singly or as a group, holds a majority of the controlling interests.

“Covenant Defeasance” has the meaning specified in Section 8.01.

“Credit Party Jurisdiction” means a jurisdiction where a Credit Party is incorporated or considered to be a resident for tax purposes, if other than the United States.

“DTC” means The Depository Trust Company, a New York corporation.

“Event of Default” has the meaning specified in Section 4.01.

“Existing Indebtedness” means indebtedness incurred under (i) the Amended and Restated Credit Agreement dated as of December 7, 2018 among Kohlberg Kravis Roberts & Co. L.P. and the KKR Group Partnerships (as defined therein), as borrowers, the other borrowers from time to time party thereto, the lenders party thereto, and HSBC Bank USA, National Association, as administrative agent; (ii) the Third Amended and Restated 5-Year Revolving Credit Agreement dated as of March 20, 2020 among KKR Capital Markets Holdings L.P., certain subsidiaries of KKR Capital Markets Holdings L.P., as borrowers, the lenders party thereto, and Mizuho Bank, Ltd., as administrative agent; (iii) the 364-Day Revolving Credit Agreement dated as of April 10, 2020 among KKR Capital Markets Holdings L.P. and certain subsidiaries of KKR Capital Markets Holdings L.P., as borrowers, the lenders party thereto, and Mizuho Bank Ltd., as administrative agent, and in the case of each of clauses (i), (ii) and (iii) above, any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures, notes, debentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that alters the maturity or interest rate thereof, provided that the aggregate principal amount of Existing Indebtedness outstanding at any one time shall not exceed $2.750 billion.

“FATCA Withholding Tax” shall mean any Tax withheld or deducted pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any amended or successor provisions that are substantively comparable), any regulations or agreements thereunder or official interpretations thereof, or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law, regulation or other official guidance implementing such an intergovernmental agreement).

“Fitch” means Fitch Ratings Inc. or any successor thereto.

“Independent Investment Banker” means one of the Reference Bond Dealers appointed by the Company.

“Initial Notes” means Notes in an aggregate principal amount of up to $750,000,000 initially issued under this First Supplemental Indenture in accordance with Section 1.01(c).

“Interest Payment Date” has the meaning specified in Section 1.02(b).

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“KKR Group” means the KKR Group Partnership, the direct and indirect parents (including, without limitation, general partners) of the KKR Group Partnership (the “Parent Entities”), any direct or indirect subsidiaries of the Parent Entities or the KKR Group Partnership, the general partner or similar controlling entities of any investment or vehicle that is managed, advised or sponsored by the KKR Group (“KKR Fund”) and any other entity through which any of the foregoing directly or indirectly conduct its business, but shall exclude any company in which a KKR Fund has an investment.

“KKR Group Partnership” means KKR Group Partnership L.P.

“Notes” has the meaning specified in Section 1.01(b).

“Permitted Liens” means (a) liens on voting stock or profit participating equity interests of any Subsidiary existing at the time such entity becomes a direct or indirect Subsidiary of the Corporation or is merged into a direct or indirect Subsidiary of KKR & Co. Inc. (the “Corporation”) (provided such liens are not created or incurred in connection with such transaction and do not extend to any other Subsidiary), (b) statutory liens, liens for taxes or assessments or governmental liens not yet due or delinquent or which can be paid without penalty or are being contested in good faith, (c) other liens of a similar nature as those described in subclauses (a) and (b) above, and (d) liens granted under Existing Indebtedness.

“Rating Agency” means:

•	each of Fitch and S&P; and

•
if either of Fitch or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) the Exchange Act selected by the Company as a replacement agency for Fitch or S&P, or both, as the case may be.

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc., J.P. Morgan Securities LLC, KKR Capital Markets LLC, Mizuho Securities USA LLC or their respective affiliates which are primary U.S. Government securities dealers, and their respective successors; provided that if any of Citigroup Global Markets Inc., J.P. Morgan Securities LLC, KKR Capital Markets LLC, Mizuho Securities USA LLC or such respective affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such redemption date.

“Registrar” means the Security Registrar for the Notes, which shall initially be The Bank of New York Mellon Trust Company, N.A., or any successor entity thereof, subject to replacement as set forth in the Base Indenture.

“Regular Record Date” for interest payable in respect of any Note on any Interest Payment Date means the 15th calendar day immediately preceding the relevant Interest Payment Date (whether or not a Business Day).

“Relevant Jurisdiction” means the United States, any Credit Party Jurisdiction, and any Successor Person Jurisdiction.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., or any successor thereto.

“Special Mandatory Redemption Date” means the 20th day (or if such day is not a Business Day, the first Business Day thereafter) after the occurrence of a Special Mandatory Redemption Event.

“Special Mandatory Redemption Event” means the earlier of (a) the Close of Business on May 7, 2021 (or any later date corresponding to the Outside Termination Date (as defined in the Merger Agreement) as extended pursuant to the Merger Agreement), if the consummation of the Acquisition has not occurred on or prior to such time on such date, and (b) the date on which an Acquisition Termination Event occurs.

“Special Mandatory Redemption Price” means an amount equal to 101% of the aggregate principal amount of the Outstanding Notes.

“Stated Maturity” means August 25, 2050.

“Successor Person Jurisdiction” means a jurisdiction where a Successor Person is incorporated or considered to be a resident for tax purposes, if other than the United States.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

ARTICLE 3
security forms

Section 3.01.          Form Generally.

(a)          The Notes shall be in substantially the form set forth in Section 3.02 of this Article 3, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Base Indenture and this First Supplemental Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or Depositary therefor or as may, consistent herewith, be determined by the Officer executing such Notes, as evidenced by the execution thereof. All Notes shall be in fully registered form.

(b)          The Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officer of the Company executing such Notes, as evidenced by the execution of such Notes.

(c)          Upon their original issuance, the Notes shall be issued in the form of one or more Global Securities in definitive, fully registered form without interest coupons. Each such Global Security shall be duly executed by the Company, authenticated and delivered by the Trustee and shall be registered in the name of DTC as Depositary, or its nominees, and deposited with the Trustee, as custodian for DTC. Beneficial interests in the Global Securities will be shown on, and transfers will only be made through, the records maintained by DTC and its participants.

Section 3.02.          Form of Note.

[FORM OF FACE OF NOTE]

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY SOLD PURSUANT TO RULE 144A UNDER THE SECURITIES ACT:

THIS SECURITY (INCLUDING THE RELATED GUARANTEES) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ISSUE DATE HEREOF OR ANY OTHER ISSUE DATE IN RESPECT OF A FURTHER ISSUANCE OF SECURITIES OF THE SAME SERIES AND THE LAST DATE ON WHICH KKR GROUP FINANCE CO. VIII LLC OR ANY AFFILIATE OF KKR GROUP FINANCE CO. VIII LLC WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO KKR GROUP FINANCE CO. VIII LLC, KKR & CO. INC., KKR GROUP PARTNERSHIP L.P. OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO KKR GROUP FINANCE CO. VIII LLC’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY SOLD PURSUANT TO REGULATION S UNDER THE SECURITIES ACT:

THIS SECURITY (INCLUDING THE RELATED GUARANTEES) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ISSUE DATE HEREOF OR ANY OTHER ISSUE DATE IN RESPECT OF A FURTHER ISSUANCE OF SECURITIES OF THE SAME SERIES AND THE LAST DATE ON WHICH KKR GROUP FINANCE CO. VIII LLC OR ANY AFFILIATE OF KKR GROUP FINANCE CO. VIII LLC WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO KKR GROUP FINANCE CO. VIII LLC, KKR & CO. INC., KKR GROUP PARTNERSHIP L.P. OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO KKR GROUP FINANCE CO. VIII LLC’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE DEPOSITORY TRUST COMPANY (“DTC”) OR ITS NOMINEE OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.].

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY FOR WHICH DTC IS TO BE THE DEPOSITARY:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[FORM OF 3.500% SENIOR NOTE DUE 2050]

KKR GROUP FINANCE CO. VIII LLC

3.500% SENIOR NOTE DUE 2050

No.	Principal Amount $
CUSIP NO. 48252M AA3 / U4949M AA2
ISIN NO. US48252MAA36 / USU4949MAA28

KKR Group Finance Co. VIII LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any Successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of                 U.S. dollars ($          ), or such other principal amount as shall be set forth in the Schedule of Increases and Decreases in Note attached hereto, on August 25, 2050 (the “Maturity Date”) and to pay interest thereon, from August 25, 2020, or from the most recent Interest Payment Date to which interest has been paid or duly provided for to but excluding the next Interest Payment Date, which shall be February 25 and August 25 of each year, commencing February 25, 2021, at the per annum rate of 3.500% (the “Note Interest Rate”), until the principal hereof is paid or made available for payment.

For the purposes of this Note, the term “Business Day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies in New York, New York are authorized or obligated by law, regulation or executive order to close.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th calendar day immediately preceding the relevant Interest Payment Date (whether or not a Business Day). Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, all as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Payment of principal of, and premium, if any, and interest on this Note and the Repurchase Price in connection with a Change of Control Repurchase Event will be made at the Trustee, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. With respect to Global Securities, the Company will make such payments by wire transfer of immediately available funds to DTC, or its nominee, as registered owner of the Global Securities. With respect to certificated Notes, the Company will make such payments, subject to surrender of such Note at the Trustee, except in the case of installments of interest, by wire transfer of immediately available funds to a United States Dollar account maintained in New York, New York to each Holder of an aggregate principal amount of Notes in excess of U.S. $5,000,000 that has furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date. If a Holder of a certificated Note (i) does not furnish such wire instructions as provided in the preceding sentence or (ii) holds U.S. $5,000,000 or less aggregate principal amount of Notes, the Company will make such payments by mailing or causing to be mailed a check to such Holder’s registered address.

The Notes constitute the direct, unconditional, unsecured and unsubordinated general obligations of the Company and shall at all times rank pari passu without any preference among themselves and with all other unsecured obligations of the Company, other than subordinated obligations of the Company and except for statutorily preferred obligations. The Securities are not redeemable prior to the Maturity Date, except as set forth on the reverse of this Note and will not be subject to any sinking fund.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

KKR Group Finance Co. VIII LLC
By:
Name:
Title:

Attest:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

1.          Indenture. This Note is one of a duly authorized issue of securities of the Company designated as its “3.500% Senior Notes due 2050” (herein called the “Notes”), issued under a First Supplemental Indenture, dated as of August 25, 2020 (the “First Supplemental Indenture”), to an indenture, dated as of August 25, 2020 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Base Indenture” and herein with the First Supplemental Indenture, collectively, the “Indenture”), among the Company, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The aggregate principal amount of the Initial Notes Outstanding at any time may not exceed $750,000,000 in aggregate principal amount, except for, or in lieu of, other Notes of the series pursuant to Sections 304, 305, 306, 906 or 1107 of the Base Indenture and except for any Notes which, pursuant to Section 303 of the Base Indenture, are deemed never to have been authenticated and delivered. The First Supplemental Indenture pursuant to which this Note is issued provides that Additional Notes may be issued thereunder.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. In the event of a conflict or inconsistency between this Note and the Indenture, the provisions of the Indenture shall govern.

2.          Optional Redemption. Prior to February 25, 2050, the Company may at its option redeem all or a part of the Notes upon not more than 60 days nor less than 15 days prior notice, at any time and from time to time, at a redemption price in cash equal to the greater of (i) 100% of the aggregate principal amount of any Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on any Notes being redeemed (exclusive of interest accrued to the date of redemption) from the date of redemption to February 25, 2050, in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year of twelve 30-day months) at the Treasury Rate plus 35 basis points, plus in each case accrued and unpaid interest thereon to, but excluding, the date of redemption.

The Company shall give the Trustee notice of the Redemption Price with respect to any redemption pursuant to the preceding paragraph as soon as practicable after the calculation thereof and the Trustee shall have no responsibility for such calculation.

On or after February 25, 2050, the Company may at its option redeem all or a part of the Notes upon not more than 60 days nor less than 15 days prior notice, at a redemption price in cash equal to 100% of the aggregate principal amount of any Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption. Any notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a securities offering or other corporate transaction.

3.          Change of Control Repurchase Event. In the event of a Change of Control Repurchase Event, unless the Company has exercised its option to redeem the Notes, the Company will make an offer to each Holder of Notes to repurchase all or any part of that Holder’s Notes at a Repurchase Price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest, if any, pursuant to Section 6.02 of the First Supplemental Indenture.

4.          Special Mandatory Redemption. If a Special Mandatory Redemption Event occurs, the Company will redeem all of the Outstanding Notes on the Special Mandatory Redemption Date at the Special Mandatory Redemption Price, plus accrued and unpaid interest thereon, if any, to, but excluding, the Special Mandatory Redemption Date pursuant to Article 7 of the First Supplemental Indenture.

5.          Global Security. If this Note is a Global Security, then, in the event of a deposit or withdrawal of an interest in this Note, including an exchange, transfer, redemption, repurchase or conversion of this Note in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the Applicable Procedures.

6.          Defaults and Remedies. If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment of the amount of principal so declared due and payable, all obligations of the Company in respect of the payment of the principal of and interest on the Notes shall terminate.

No Holder of Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or similar official) or for any other remedy hereunder (except actions for payment of overdue principal of, and premium, if any, or interest on such Notes in accordance with its terms), unless (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default, specifying an Event of Default, as required under the Indenture; (ii) the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture; (iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (iv) the Trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes, it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal and ratable benefit of all of such Holders.

The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal of, and premium, if any, or interest hereon, on or after the respective due dates expressed or provided for herein.

7.          Amendment, Supplement and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Outstanding Notes, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note. Certain modifications or amendments to the Indenture require the consent of the Holder of each Outstanding Note affected.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair (without the consent of the Holder hereof) the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

8.          Registration and Transfer. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable on the Security Register. Upon surrender for registration of transfer of this Note at the office or agency of the Company in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of like tenor and principal amount. As provided in the Indenture and subject to certain limitations therein set forth, at the option of the Holder, this Note may be exchanged for one or more new Notes of any authorized denominations and of like tenor and principal amount, upon surrender of this Note at such office or agency. Upon such surrender by the Holder, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of like tenor and principal amount. Every Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed (if so required by the Company or the Trustee), or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or such Holder’s attorney duly authorized in writing. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, a Guarantor or the Trustee may treat the Person in whose name such Note is registered as the owner thereof for all purposes (except as otherwise provided in the Indenture), whether or not such Note be overdue, and neither the Company, the Guarantors, the Trustee nor any agent of the Company, a Guarantor or the Trustee shall be affected by notice to the contrary.

9.          Guarantee. As expressly set forth in the Base Indenture, payment of this Note is jointly and severally and fully and unconditionally guaranteed by the Guarantors that have become and continue to be Guarantors pursuant to the Indenture. Guarantors may be released from their obligations under the Indenture and their Guarantees under the circumstances specified in the Base Indenture.

10.          Governing Law. THE INDENTURE, THIS SECURITY AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM (= tenant in common)
TEN ENT (= tenants by the entireties (Cust))
JT TEN (= joint tenants with right of survivorship and not as tenants in common)
UNIF GIFT MIN ACT (= under Uniform Gifts to Minors Act )

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

                                                                                                            , as agent, to transfer this Note on the books of the Company. The agent may substitute another to act for him.

In connection with the assignment of the Notes evidenced by this certificate occurring prior to the date that is one year or six months, as the case may be (as specified in Rule 144(d) under the Securities Act), after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any affiliate of the Company, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:
1	☐	acquired for the undersigned’s own account, without transfer; or
2	☐	transferred to the Company; or
3	☐	transferred pursuant to and in compliance with Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”); or
4	☐	transferred pursuant to an effective registration statement under the Securities Act; or
5	☐	transferred pursuance to and in compliance with Regulation S promulgated under the Securities Act; or
6	☐
transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), or (7) under the Securities Act) that, prior to such transfer, furnished the Trustee with a signed letter containing certain representations and agreements relating to the transfer; or

7	☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144A promulgated under the Securities Act.

Dated:	Signature:
Signature Guarantee:

(Signature must be guaranteed)		Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 of the Securities Exchange Act.

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A promulgated under the Securities Act and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	Signature:

[SCHEDULE OF INCREASES AND DECREASES IN NOTE

KKR GROUP FINANCE CO. VIII LLC

3.500% Senior Note due 2050

The initial principal amount of this Note is $                             . The following increases or decreases in this Note have been made:

Date	Amount of decrease in Principal Amount of this Note	Amount of increase in Principal Amount of this Note	Principal Amount of this Note following such decrease or increase	Signature of authorized officer of Trustee][1]

1 Insert for Global Securities only

Section 3.03.          Transfer and Exchange of Global Securities.

(a)          The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth in the Indenture and in the Global Security) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security to another Global Security shall deliver to the Security Registrar a duly completed Assignment Form in the form attached to the Global Security, any applicable certifications or opinions required by the Assignment Form and a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Security. The Security Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

(b)          If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(c)          If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale after the applicable Resale Restriction Termination Date (as defined in the applicable Note) pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information and that the applicable legend in either the first or second paragraph of Section 3.02 hereto (a “Restricted Legend”) is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, the Company may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note in any authorized denominations of like tenor and aggregate principal amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

ARTICLE 4
Remedies

Section 4.01.          Events of Default.

“Event of Default” means, wherever used herein with respect to the Notes, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)	an Event of Default pursuant to Section 501 of the Base Indenture;

(b)	the Company’s failure to pay the Repurchase Price when due in connection with a Change of Control Repurchase Event; or

(c)
the Company’s failure to pay the Special Mandatory Redemption Price, plus accrued and unpaid interest thereon, if any, to, but excluding, the Special Mandatory Redemption Date, of the Notes when due on the Special Mandatory Redemption Date.

Section 4.02.          Waiver of Past Defaults.

Section 512 of the Base Indenture shall not apply to the Notes, and, with respect to the Notes, any reference to Section 512 in the Base Indenture shall instead be deemed to refer to this Section 4.02.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder with respect to the Notes and its consequences, except a default

(a)          in the payment of the principal of or interest on any Note; or

(b)          in respect of a covenant or provision hereof or of the Base Indenture which under Article 8 hereof or under Article IX of the Base Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Note affected, provided that there had been paid or deposited with the Trustee a sum sufficient to pay all amounts due to the Trustee and to reimburse the Trustee for any and all fees, expenses and disbursements advanced by the Trustee, its agents and its counsel incurred in connection with such default or Event of Default.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this First Supplemental Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

ARTICLE 5
Redemption of Securities

Section 5.01.          Optional Redemption. Prior to February 25, 2050, the Company may at its option redeem all or a part of the Notes upon not more than 60 days nor less than 15 days prior notice, at any time and from time to time, at a redemption price in cash equal to the greater of (i) 100% of the aggregate principal amount of any Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of interest accrued to the date of redemption) on any Notes being redeemed (assuming that the Notes matured on February 25, 2050), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year of twelve 30-day months) at the Treasury Rate plus 35 basis points, plus in each case accrued and unpaid interest thereon to, but excluding, the date of redemption.

The Company shall give the Trustee notice of the Redemption Price with respect to any redemption pursuant to the preceding paragraph as soon as practicable after the calculation thereof and the Trustee shall have no responsibility for such calculation.

On or after February 25, 2050, the Company may at its option redeem all or a part of the Notes upon not more than 60 days nor less than 15 days prior notice, at a redemption price in cash equal to 100% of the aggregate principal amount of any Notes to be redeemed plus accrued and unpaid interest on the principal amount of the Notes being redeemed to, but excluding, the redemption date. Any notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a securities offering or other corporate transaction.

ARTICLE 6
Particular Covenants

Section 6.01.          Liens.

The Credit Parties shall not create, assume, incur or guarantee any indebtedness for money borrowed that is secured by a pledge, mortgage, lien or other encumbrance (other than Permitted Liens) on any voting stock or profit participating equity interests of their respective Subsidiaries (to the extent of their ownership of such voting stock or profit participating equity interests) or any entity that succeeds (whether by merger, consolidation, sale of assets or otherwise) to all or any substantial part of the business of any of such Subsidiaries, without providing that the Notes (together with, if the Credit Parties shall so determine, any other indebtedness of, or guarantee by, the Credit Parties ranking equally with the Notes and existing as of the closing of the offering of the Notes or thereafter created) will be secured equally and ratably with or prior to all other indebtedness secured by such pledge, mortgage, lien or other encumbrance on the voting stock or profit participating equity interests of any such entities. This Section 6.01 shall not limit the ability of the Credit Parties to incur indebtedness or other obligations secured by liens on assets other than the voting stock or profit participating equity interests of their respective Subsidiaries.

Section 6.02.          Obligation to Offer to Repurchase Upon a Change of Control Repurchase Event.

(a)          If a Change of Control Repurchase Event occurs, unless the Company has exercised its option to redeem the Notes pursuant to Article 5 of this First Supplemental Indenture by giving notice of such redemption to the Holders of the Notes pursuant to Section 1104 of the Base Indenture, the Company will make an offer to each Holder of Notes to repurchase all or any part of that Holder’s Notes (the “Change of Control Offer”) at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but excluding, the date of purchase (the “Repurchase Price”).

(b)          In connection with any Change of Control related to a Change of Control Repurchase Event and any particular reduction in the rating on the Notes, the Company shall request from the Rating Agencies each such Rating Agency’s written confirmation that such reduction in the rating on the Notes was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of any Below Investment Grade Rating Event).  The Company shall promptly certify to the Trustee as to whether or not such confirmation has been received or denied.

(c)          Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company will give notice to each Holder of Notes, with a written copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given (the “Repurchase Price Payment Date”). The notice shall, if given prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To  the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

(d)          On the Change of Control Repurchase Event payment date, the Company will, to the extent lawful:

(i)          accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii)          deposit with the Paying Agent an amount equal to the Repurchase Price in respect of all Notes or portions of Notes properly tendered; and

(iii)          deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by the Company.

The Paying Agent will promptly mail to each Holder of Notes properly tendered the Repurchase Price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note representing any unpurchased portion of any Notes surrendered will be in a principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

(e)          Notwithstanding the foregoing, the Company will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if (i) a third party makes an offer in respect of the Notes in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer or (ii) the Company has given written notice of a redemption as provided under Section 1104 of the Base Indenture; provided that the Company has not failed to pay the Redemption Price on the redemption date.

Section 6.03.          Financial Reports.

Section 704 of the Base Indenture shall apply to the reports, information, and documents delivered under this Section 6.03.

(a)          For so long as the Corporation is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide (or cause its Affiliates to provide) to the Trustee, unless available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (or successor system) (“EDGAR”), within 15 days after the Corporation files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Corporation may file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. The Trustee may conclusively presume, and shall incur no liability in such presumption, that the Corporation has not filed any such reports, information, documents and other reports with the Commission that are not available on EDGAR unless and until it shall have received written notice from the Company to the contrary.

(b)          For so long as any of the Notes remain Outstanding, the Company shall, or shall cause its Affiliates to, furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act for the Company and, unless available on EDGAR, for the Corporation (as if such rule applied to it); provided, however, that if any time the Corporation no longer directly or indirectly controls the Credit Parties or guarantees the Notes, such information shall be provided for either (i) the Credit Parties on a combined and consolidated basis and taken as a whole or (ii) any Person that directly or indirectly controls the Credit Parties and guarantees the Notes (in each case, as if such rule applied to such Persons). The Company shall, or shall cause its Affiliates to, make the above information and reports available to securities analysts and prospective investors upon request.

(c)          Delivery of such reports, information and documents to the Trustee shall be for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants contained in the Indenture (as to which the Trustee will be entitled to conclusively rely upon an Officer’s Certificate). The Trustee shall have no obligation to determine if and when the Company’s information is available on EDGAR and the Trustee shall have no obligation to obtain any reports that are posted on EDGAR.

ARTICLE 7
Special Mandatory Redemption

Section 7.01.          Special Mandatory Redemption.

(a)          Following the occurrence of a Special Mandatory Redemption Event, the Company shall redeem the outstanding Notes on the Special Mandatory Redemption Date at the Special Mandatory Redemption Price, plus accrued and unpaid interest thereon, if any, to, but excluding, the Special Mandatory Redemption Date (the “Special Mandatory Redemption”).

(b)          Notwithstanding the foregoing (and without duplication), installments of interest on the Notes that are due and payable on any Interest Payment Dates falling on or prior to the Special Mandatory Redemption Date will be payable on such Interest Payment Dates to the registered Holders thereof as of the Close of Business on the Regular Record Date immediately preceding such Interest Payment Date, according to the terms of the Notes and the Indenture.

(c)          Solely for purposes of this Article 7 (and related definitions), the following terms have the meanings ascribed to them below:

“Acquisition” means the acquisition of Global Atlantic Financial Group Limited (“Global Atlantic”) in accordance with the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger dated July 7, 2020, by and between Magnolia Parent LLC, an indirect subsidiary of KKR & Co. Inc., Magnolia Merger Sub Limited, a direct subsidiary of Magnolia Parent LLC, Global Atlantic, Global Atlantic Financial Life Limited, a direct subsidiary of Global Atlantic (which is owned by Global Atlantic and LAMC LP) and LAMC LP, as the same may be amended or supplemented from time to time.

Section 7.02.          Notice of Special Mandatory Redemption; Deposit of Redemption Price.

(a)          The Company will cause the notice of Special Mandatory Redemption to be transmitted, with a copy to the Trustee, within five Business Days after the occurrence of a Special Mandatory Redemption Event, to each Holder of Notes at its address as it appears in the Security Register. Such notice shall state, in addition to the other matters required by the Indenture, that a Special Mandatory Redemption Event has occurred (and shall describe generally the nature of such event) and that all of the Outstanding Notes will be redeemed on the Special Mandatory Redemption Date set forth in such notice.

(b)          Once notice of Special Mandatory Redemption is sent to Holders, the Notes will become due and payable on the Special Mandatory Redemption Date at the Special Mandatory Redemption Price, plus accrued and unpaid interest thereon, if any, to, but excluding, the Special Mandatory Redemption Date, and will be paid upon surrender thereof for redemption. Unless the Company defaults in payment of the Special Mandatory Redemption Price for the Notes or in the payment of accrued and unpaid interest thereon, if any, to, but excluding, the Special Mandatory Redemption Date, commencing on the Special Mandatory Redemption Date interest will cease to accrue on the Notes and Holders of such Notes will have no rights with respect to such Notes except the right to receive the Special Mandatory Redemption Price for such Notes and unpaid interest thereon, if any, to, but excluding, the Special Mandatory Redemption Date.

(c)          To the extent not otherwise set forth in Section 7.01 or Section 7.02(a) or (b) of this Article 7, the provisions of Sections 1104 through 1106 of the Base Indenture shall apply to any redemption pursuant to Section 7.01 except to the extent that any provision of Sections 1104 through 1106 of the Base Indenture conflicts with any provision of Section 7.01 or Section 7.02(a) or (b), in which case the provisions of Section 7.01 or Section 7.02 (a) or (b), as applicable, shall govern and be controlling.

ARTICLE 8
Supplemental Indentures

Section 8.01.          Supplemental Indentures without Consent of Holders of Notes.

For the purposes of the Base Indenture and this First Supplemental Indenture, no amendment to cure any ambiguity, defect or inconsistency in this First Supplemental Indenture, the Base Indenture or the Notes made solely to conform this First Supplemental Indenture, the Base Indenture or the Notes to the Description of the Notes contained in the Company’s offering memorandum dated August 18, 2020, to the extent that such provision in the Description of the Notes was intended to be a verbatim recitation of a provision of this First Supplemental Indenture, the Base Indenture or the Notes, shall be deemed to adversely affect the interests of the Holders of any Notes.

Section 8.02.          Supplemental Indentures with Consent of Holders of Notes.

Section 902 of the Base Indenture shall not apply to the Notes, and, with respect to the Notes, any reference to Section 902 in the Base Indenture shall instead be deemed to refer to this Section 8.02.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange for the Notes), by Act of said Holders delivered to the Company, the Guarantors and the Trustee, the Company, the Guarantors and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of such Notes under the Indenture; provided, however, no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(a)          change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Note;

(b)          reduce the principal amount of any Note which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 of the Base Indenture, or reduce the rate of or extend the time of payment of interest on any Note;

(c)          reduce the Repurchase Price in connection with a Change of Control Repurchase Event;

(d)          reduce any premium payable upon the redemption of or change the date on which any Note may or must be redeemed;

(e)          change the coin or currency in which the principal of or premium, if any, or interest on any Note is payable;

(f)          change the date on which any Note may or must be redeemed;

(g)          impair the right of any Holder to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment, on or after the redemption date or a Repurchase Price Payment Date, as applicable);

(h)          reduce the percentage in principal amount of the Outstanding Notes the consent of whose Holders is required for modification or amendment of this First Supplemental Indenture or the Base Indenture or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Base Indenture or this First Supplemental Indenture or certain defaults thereunder and hereunder and their consequences) provided for in the Base Indenture and this First Supplemental Indenture;

(i)          modify any of the provisions of this Section 8.02 or Section 512 or Section 1005 of the Base Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section 8.02 and Section 1005 of the Base Indenture, or the deletion of this proviso, in accordance with the requirements of Sections 611 and 901(7) of the Base Indenture;

(j)          subordinate the Notes or any Guarantee of a Guarantor in respect thereof to any other obligation of the Company or such Guarantor;

(k)          modify the terms of any Guarantee in a manner adverse to the Holders of the Notes; or

(l)          modify clauses (a) through (k) above.

It shall not be necessary for any Act of Holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Securities other than the Notes, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of the Notes.

In addition, the Holders of at least a majority in aggregate principal amount of the Outstanding Notes may, on behalf of the Holders of all Notes, and subject to and in accordance with the provisions of Section 1005 of the Base Indenture, waive compliance with the Credit Parties’ covenants described under Sections 6.01, 6.02 and 6.03 of this First Supplemental Indenture and Article VIII and Section 1402 of the Base Indenture (other than any covenant, a modification to which under clause (e) of this Section 8.02 would require the consent of the Holder of each Outstanding Note affected thereby).

ARTICLE 9
Defeasance

Section 9.01.          Covenant Defeasance.

Section 1303 of the Base Indenture shall not apply to the Notes, and, with respect to the Notes, any reference to Section 1303 in the Base Indenture shall instead be deemed to refer to this Section 9.01.

Upon the Company’s exercise of its option, if any, to have Section 1303 of the Base Indenture applied to the Notes, or if Section 1303 of the Base Indenture shall otherwise apply to the Notes, (1) the Company and the Guarantors shall be released from their respective obligations and any covenants provided pursuant to Article 6 and Article 7 of this First Supplemental Indenture and Section 301(18), Section 801, Section 901(1) or Section 901(12) and Article XIV of the Base Indenture for the benefit of the Holders of the Notes and (2) the occurrence of any event specified in Section 501(4) and Section 501(8) shall be deemed not to be or result in an Event of Default, in each case with respect to the Notes and the related Guarantees as provided in Section 1303 of the Base Indenture on and after the date the conditions set forth in Section 1304 of the Base Indenture are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to the Notes and Guarantees thereof, each of the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section, whether directly or indirectly by reason of any reference elsewhere herein or in the Base Indenture to any such Section or by reason of any reference in any such Section to any other provision herein or in the Base Indenture or in any other document, but the remainder of the Base Indenture, this First Supplemental Indenture and such Notes and Guarantees thereof shall be unaffected thereby.

ARTICLE 10
Miscellaneous

Section 10.01.          Execution as Supplemental Indenture.

This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Base Indenture and, as provided in the Base Indenture, this First Supplemental Indenture forms a part thereof.

Section 10.02.          Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company and the Guarantors, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Securities or the Guarantees. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

Section 10.03.          Separability Clause.

In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.04.          Successors and Assigns.

All covenants and agreements in this First Supplemental Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors and assigns, whether so expressed or not.

Section 10.05.          Execution and Counterparts.

This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this First Supplemental Indenture or any  document to be signed in connection with this First Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 10.06.          Governing Law.

This First Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the law of the State of New York.

Section 10.07.          FATCA

In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”), the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law (and shall timely pay the amounts so withheld or deducted to the applicable governmental authority) for which The Bank of New York Mellon shall not have any liability, except in cases of gross negligence or willful misconduct. Each of the Company and the Trustee agrees to reasonably cooperate and, at the reasonable request of the other, to provide the other with such information as each may have in its possession that is necessary to enable the determination of whether any payments hereunder are subject to FATCA Withholding Tax.

[Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed all as of the day and year first above written.

KKR Group Finance Co. VIII LLC
By:	/s/ Robert H. Lewin
Name: Robert H. Lewin
Title: Chief Financial Officer

KKR & Co. Inc.
By:	/s/ Robert H. Lewin
Name: Robert H. Lewin
Title: Chief Financial Officer

KKR Group Partnership L.P. By: KKR Group Holdings Corp., as its general partner
By:	/s/ Robert H. Lewin
Name: Robert H. Lewin
Title: Chief Financial Officer

[Signature Page to First Supplemental Indenture]

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:	/s/ Lawrence M. Kusch
Name: Lawrence M. Kusch
Title: Vice President

[Signature Page to First Supplemental Indenture]